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                                                                   Exhibit 10.24


                                   EIGHTH AMENDMENT
                                        TO THE
                        AMENDED AND RESTATED CREDIT AGREEMENT
                        -------------------------------------

         EIGHTH AMENDMENT dated as of June 9, 1997 (this "Amendment") to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 1995 (as modified by the Waiver and First Amendment thereto dated as of February 16, 1996, the Second Amendment thereto dated as of May 10, 1996, the Third Amendment thereto dated as of September 11, 1996, the Fourth Amendment thereto dated as of January 13, 1997, the Fifth Amendment thereto dated as of March 7, 1997, the Waiver and Sixth Amendment thereto dated as of April 4, 1997, and the Seventh Amendment thereto dated as of May 6, 1997, the "Credit Agreement"), each among THE GRAND UNION COMPANY, a Delaware corporation (the "Borrower"), the institutions from time to time party thereto as lenders (the "Banks") and BANKERS TRUST COMPANY, as agent (the "Agent"). Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement.

                                W I T N E S S E T H :
                                - - - - - - - - - -

         WHEREAS, the Borrower, Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership (together with Trefoil, the "Purchasers") have entered into a Stock Purchase Agreement dated as of July 30, 1996 (the "Stock Purchase Agreement") as amended, pursuant to which the Purchasers agreed to purchase, in up to five installments, 2,000,000 shares of the Borrower's Class A Convertible Preferred Stock (the "Class A Stock") for an aggregate purchase price of $100,000,000;

         WHEREAS, the Purchasers have purchased 1,200,000 shares of Class A Stock for $60,000,000 prior to the date hereof, and, under the Stock Purchase Agreement, are required to purchase an additional 400,000 shares of such stock for $20,000,000 on each of August 25, 1997 and February 25, 1998;

         WHEREAS, the Borrower and the Purchasers have entered into an Acceleration and Exchange Agreement dated June 5, 1997 (the "Exchange Agreement"), pursuant to


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which (a) the Purchasers have agreed to accelerate their obligations under the
Stock Purchase Agreement to purchase the remaining 800,000 shares of Class A Stock to June, 1997, (b) the Borrower and the Purchasers have agreed to immediately thereafter exchange such shares of Class A Stock for 800,000 shares of the Borrower's Class B Convertible Preferred Stock, and (c) the Company has agreed to issue up to 2 million shares of its common stock to the Purchasers on or about March 1998 (the "Reset Shares"), in each case on the terms and conditions set forth therein and the exhibits thereto (such transaction, the "Exchange");

         WHEREAS, in connection therewith, the Borrower has requested that the Credit Agreement be amended to, among other things:

              (a)permit the Borrower to redeem shares of Class A Stock from the Purchasers in exchange for the Borrower's Class B Convertible Preferred Stock pursuant to the Exchange Agreement (Section 1(a) hereof);

              (b)permit the Borrower to pay certain costs and expenses of the Purchasers and their Affiliates (Section 1(b)) hereof); and

              (c)permit the Borrower to file a Certificate of Designation in respect of its Class B Convertible Preferred Stock (Section 2 hereof); and

         WHEREAS, subject to and upon the terms and conditions hereinafter set forth and in the Credit Agreement as amended hereby, the Banks party hereto are agreeable to the foregoing;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the date hereof as follows:

         (a) Section 8.6 of the Credit Agreement is amended by inserting the following at the end of such section:


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    "; PROVIDED that the Borrower may redeem or retire shares of its Class A
    Convertible Preferred Stock solely in exchange for shares of the Borrower's Class B Convertible Preferred Stock pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 8 Effective Date".

         (b) Section 8.7 of the Credit Agreement is amended by (i) deleting the word "and" before clause (iv) of the proviso to the first sentence of
Section 8.7; and (ii) inserting the following at the end of such clause (iv):

    ", and (v) the Borrower may reimburse the Convertible Preferred Stock Purchasers for up to $400,000 of costs and expenses incurred by the Convertible Preferred Stock Purchasers in connection with the consummation of the transactions contemplated by the Exchange Agreement."

         (c) Section 9.10 of the Credit Agreement is amended by replacing the proviso at the end of such section with the following:

    "; PROVIDED that the occurrence of any event described in the foregoing clause (ii) or (iii) shall not constitute an Event of Default under this
    Section 9.10 so long as such event arises solely as a direct result of the acquisition of Voting Stock by the Convertible Preferred Stock Purchasers pursuant to the Convertible Preferred Stock Documents as in effect on the Amendment No. 8 Effective Date; or"

         (d)  The definition of the term "Change of Control Event" contained in
Section 10 of the Credit Agreement is amended by replacing the term "Amendment No. 3 Effective Date" contained in clause (i) thereof with the term "Amendment No. 8 Effective Date."

         (e) The definition of the term "Convertible Preferred Stock Documents" contained in Section 10 of the Credit Agreement is hereby amended in its entirety to read as follows:

      "'Convertible Preferred Stock Documents'" shall mean (a) the Convertible Preferred Stock Purchase Agreement, (b) the Stangeland Convertible Preferred


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    Stock Purchase Agreement, (c) the Certificate of Designation of Class A
    Convertible Preferred Stock, stated value $50.00 per share, of the Borrower (the "Class A Certificate of Designation"), (d) the Exchange Agreement, and
    (e) the Certificate of Designation of Class B Convertible Preferred Stock, stated value $50 per share, of the Borrower (the "Class B Certificate of Designation"); as each of the same may from time to time be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. For purposes of this Agreement, 'issuance of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents', 'sales of convertible preferred stock of the Borrower pursuant to the Convertible Preferred Stock Documents', 'Net Equity Issuance Proceeds received by the Borrower pursuant to the Convertible Preferred Stock Documents' and words of similar import do not include any sales or issuances of convertible preferred stock or any Net Equity Issuance Proceeds other than, as applicable: (i) the sale and issuance of (and Net Equity Issuance Proceeds received by the Borrower in respect of) up to 2,000,000 shares of the Borrower's Class A Convertible Preferred Stock for $50.00 per share in cash pursuant to the Convertible Preferred Stock Purchase Agreement, as modified by the Exchange Agreement,
    (ii) the sale and issuance of (and Net Equity Issuance Proceeds received by the Borrower in respect of) up to 60,000 shares of the Borrower's Class A Convertible Preferred Stock for $50.00 per share in cash pursuant to the Stangeland Convertible Preferred Stock Purchase Agreement, (iii) issuances, for no consideration, pursuant to the terms of the Class A Certificate of Designation and the Class B Certificate of Designation (each as in effect on the Amendment No. 8 Effective Date) of shares of the Borrower's Class A Convertible Preferred Stock, Class B Convertible Preferred Stock or common stock, as applicable, as dividends on, and issuances, for no consideration (other than the preferred stock being converted), of common stock upon conversion of, outstanding shares of convertible preferred stock of the Borrower permitted by this Agreement, (iv) the exchange of the Borrower's Class A Convertible Preferred Stock for the Borrower's Class B Convertible Preferred Stock


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    pursuant to the Exchange Agreement, (v) the issuance of the Class B
    Convertible Preferred Stock in the Exchange, and (vi) the issuance of the Reset Shares pursuant to the Exchange Agreement."

         (f) The following definitions of new terms are inserted in Section 10 of the Credit Agreement in alphabetical order:

         "'Amendment No. 8 Effective Date' shall mean the 'Effective Date', as such term is defined in Section 4 of Amendment No. 8 dated as of June __, 1997 to this Agreement."

         "'Exchange Agreement' shall mean the Acceleration and Exchange Agreement dated as of June 5, 1997 among the Borrower and the Convertible Preferred Stock Purchasers."

         Section 2.  CONSENT TO AMENDMENTS TO CERTAIN DOCUMENTS.
Notwithstanding anything to the contrary contained in Section 8.13 of the Credit Agreement, but subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agent and the Banks party hereto hereby consent to:
(a) the acceleration, pursuant to the Exchange Agreement, of the Purchasers' obligations under the Stock Purchase Agreement; and (b) the filing by the Borrower with the Secretary of State of the State of Delaware of a Certificate of Designation in respect of the Borrower's Class B Convertible Preferred Stock that is in form and substance substantially similar to the form thereof previously delivered to the Agent.

         Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and each Bank that:

         (a) no Default or Event of Default has occurred and is continuing on and as of the date hereof;

         (b) the Exchange Agreement constitutes the valid and binding agreement of the Purchasers enforceable against the Purchasers in accordance with the terms thereof, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific per-


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formance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

         (c) the representations and warranties of the Borrower and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof after giving effect to the amendments contemplated hereby, except to the extent such representations and warranties expressly relate to a different specific date.

         Section 4. EFFECTIVENESS. The amendments to the Credit Agreement set forth in Section 1 hereof and the consents set forth in Section 2 hereof shall become effective on the date (the "Effective Date") that each of the following conditions precedent has been satisfied:

         (a) the Agent shall have executed and delivered a counterpart of this Amendment and received duly executed counterparts of this Amendment from the Borrower, each Subsidiary of the Borrower that is a party to any Credit Document and as many of the Banks as shall be necessary to comprise the "Required Banks" or the "Required Class Creditors", as the case may be;

         (b) (i) the Exchange Agreement and all agreements, instruments and other documents entered into by the Borrower and/or the Purchasers in connection therewith (including, without limitation, the Certificate of Designation for the Class B Convertible Preferred Stock to be issued pursuant to the Exchange Agreement, collectively, the "New Equity Documents"), and all amendments to, and other deviations in the New Equity Documents from, the execution copies of the New Equity Documents delivered to the Agent prior to the New Agent's execution of this Amendment either shall not have an adverse effect on the Banks in any way or shall be reasonably satisfactory in form and substance to the Agent; (ii) the Exchange Agreement and all of the other New Equity Documents shall be in full force and effect; and (iii) the aggregate amount of fees (other than reimbursements of costs and expenses, including legal fees) required to be paid from time to time by the Borrower to investment banks, brokers, finders, the Purchasers and the


                                          6


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Purchasers' respective Affiliates in connection with the consummation of the transactions contemplated by the Exchange Agreement shall not exceed $500,000;

         (c) the Borrower shall have delivered to the Agent an executed certificate of the Borrower, dated as of the Effective Date, stating that: (i) the representations and warranties of the Borrower set forth in Section 3 hereof and in the Exchange Agreement and the other New Equity Documents were true and correct when made and are true and correct on and as of the Effective Date as if made on the Effective Date; (ii) the conditions precedent set forth in clause
(b) above are satisfied on and as of the Effective Date; and (iii) attached thereto are true and complete copies of each of the New Equity Documents and the other Convertible Preferred Stock Documents as in effect on the Effective Date, and, except as noted in such certificate or otherwise disclosed to the Agent in writing, such documents do not vary in any material respect from the execution versions thereof provided to the Agent prior to its execution hereof; and

         (d) the Borrower shall have delivered to the Agent a copy of each certificate and legal opinion delivered to, or by or on behalf of, the Borrower pursuant to the Exchange Agreement in connection with the initial closing thereunder, and the Agent and the Banks shall be addresses of (or otherwise entitled to rely upon) each such opinion delivered by counsel for the Borrower.

         Section 5. STATUS OF CREDIT DOCUMENTS. (a) This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as expressly modified hereby, (i) the terms, provisions and conditions of the Credit Documents, (ii) the terms and provisions of the Further Assurances Agreement dated as of June 15, 1995, as modified in writing prior to the date hereof and herein, between the Borrower and the Agent, and (iii) the Liens granted under the Credit Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects.

         (b)  Without limiting the foregoing, neither this Amendment
(including, without limitation, the consents granted in Section 2 hereof and the confirmations made pursuant to paragraph (c) below) nor the deeming by the Agent pursuant hereto of any New Equity Document as being satisfactory to it shall be construed in any respect as, and is not intended to be: (i) a consent by the Agent or any Bank to the consummation by the Borrower of any of the transactions contemplated by the New Equity Documents (other than the entering into or filing, as applicable, by the Borrower of the documents referred to in Section 2 hereof) or the performance by the Borrower of any term or provision of any New Equity Document (including, without limitation, the Certificate of Designation for the Borrower's Class B Convertible Preferred Stock), in any such case that is prohibited by the Credit Agreement, as expressly amended hereby, or (ii) a waiver by the Agent or any Bank of (A) any violation of the Credit Agreement, as expressly amended hereby, or any Default or Event of Default thereunder that in any such case arises as a result of the performance or observance by the Borrower of any of its covenants, agreements and obligations under, or the consummation of any transaction (other than those expressly consented to pursuant to Section 2 hereof) contemplated by, any New Equity Document (including, without limitation, any such violation, Default or Event of Default that would arise under Section 8.6 of the Credit Agreement, as expressly amended hereby, as a result of the performance by the Borrower of any obligation of the Borrower under the New Equity Documents to pay cash dividends on, or redeem (other than pursuant to the Exchange Agreement), any shares of stock issued, sold and/or exchanged pursuant to the New Equity Documents), or
(B) any rights and remedies arising in favor of the Agent or any Bank under the Credit Documents or otherwise as a result of the occurrence of any such violation, Default or Event of Default.

         (c) The Borrower acknowledges that the performance by the Borrower of its following obligations under the New Equity Documents will, unless consented to in writing by the requisite Banks after the Effective Date, result in a violation of, and constitute an Event of Default under, the Credit Agreement as
amended hereby:   (i) any obligation of the Borrower under the New Equity
Documents to pay cash dividends (in whole or in part) on, or purchase, redeem or otherwise acquire (in whole or in part) for cash or stock, any shares of convertible preferred stock issued from time to time pursuant to the New Equity Documents, and (ii) any obligation of the Borrower under the New Equity Documents to pay to any Purchaser or any of their respective Affiliates any management or


                                          8


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similar fee at any time that a Default or an Event of Default has occurred and is continuing. Each of the Agent and the Borrower confirms to each other on the terms set forth in paragraph (b) above that it does not have any actual knowledge that any other term or provisions of the New Equity Documents conflicts (or that the performance thereof could conflict) with the terms and provisions of the Credit Agreement as amended hereby.

         (d) No amendment made to the Credit Agreement pursuant to this Amendment shall relieve the Borrower from complying with any other term or provision of the Credit Agreement as amended hereby.

         Section 6. COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

         Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Eighth Amendment to the Amended and Restated Credit Agreement as of the date first above written.


                   THE GRAND UNION COMPANY


                   By: /s/ Francis E. Nicastro
                      --------------------------
                      Name:  Francis E. Nicastro
                      Title: Vice President and
                             Treasurer


                   BANKERS TRUST COMPANY,
                     Individually and as Agent


                   By: /s/ Mary Kay Coyle
                      --------------------------
                      Name:  Mary Kay Coyle
                      Title: Managing Director


                   BANKAMERICA BUSINESS CREDIT, INC.


                   By: /s/ Richard Levenson
                      --------------------------
                      Name:  Richard Levenson
                      Title: VP


                   BANK POLSKA KASA OPIEKI, SA
                   Pekao S.A. Group


                   By: /s/ William A. Shea
                      --------------------------
                      Name:  William A. Shea
                      Title: Vice President
                             Senior Lending Officer


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

                   COMPAGNIE FINANCI RE DE CIC ET
                    DE L'UNION EUROPEENNE


                   By: /s/ Sean Mounier
                      --------------------------
                      Name:  Sean Mounier
                      Title: First Vice President


                   By: /s/ Brian O'Leary
                      --------------------------
                      Name:  Brian O'Leary
                      Title: Vice President


                   DLJ CAPITAL FUNDING, INC.


                   By: /s/ Stephen
                      --------------------------
                      Name:  Stephen
                      Title:


                   THE FIRST NATIONAL BANK OF BOSTON


                   By: /s/ Timothy M. Barns
                      --------------------------
                      Name:  Timothy M. Barns
                      Title: Division Executive


                   FIRST UNION BANK OF NORTH CAROLINA


                   By: /s/ Jeanette W. Bumgarner
                      --------------------------
                      Name:  Jeanette W. Bumgarner
                      Title: Assistant Vice President

                   FLEET CAPITAL CORPORATION


                   By: /s/ Eric Rubin
                      --------------------------
                      Name:  Eric Rubin
                      Title: Vice President


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

                   HELLER FINANCIAL, INC.


                   By: /s/ Salvatore Salzalto
                      --------------------------
                      Name:  Salvatore Salzalto
                      Title: AVP


                   LEHMAN COMMERCIAL PAPER INC.


                   By: /s/ Michele Swanson
                      --------------------------
                      Name:  Michele Swanson
                      Title: Authorized Signatory


                   ML CBO IV (CAYMAN) LTD, LLC

                   By:  Protective Asset Management,
                             as Collateral Manager


                   By: /s/ James Dondero
                      --------------------------
                      Name:  James Dondero
                      Title: CPA, CFA President
                             Protective Asset
                             Management, L.L.C.


                   SENIOR DEBT PORTFOLIO

                   By:  Boston Management and Research,
                          as Investment Advisor


                   By: /s/ Scott H. Page
                      --------------------------
                      Name:  Scott H. Page
                      Title: Vice President


                   TRANSAMERICA BUSINESS CREDIT
                     CORPORATION


                   By: /s/ Perry Vavoules
                      --------------------------
                      Name:  Perry Vavoules
                      Title: Senior Vice President


                                          12


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         The foregoing Eighth Amendment to the Amended and Restated Credit
Agreement is hereby consented and agreed to, and the Liens and guaranties under the Credit Documents are hereby confirmed, by:


              MERCHANDISING SERVICES, INC.
              GRAND UNION STORES, INC. OF VERMONT
              GRAND UNION STORES OF NEW  HAMPSHIRE, INC.
              SPECIALTY MERCHANDISING SERVICES, INC.

              By: /s/ Francis E. Nicastro
                 ---------------------------------
                 Name:  Francis E. Nicastro
                 Title: Vice President and Treasurer
                        of each of the above listed
                        entities


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